EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 of ITI Technologies, Inc. (Registration Nos. 33-89826, 333-08943, 333-08945, 333-23751 and 333-58257) of our reports dated March 23, 1999, on our audits of the consolidated financial statements and financial statement schedule of ITI Technologies, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.


                                            /s/ PricewaterhouseCoopers LLP
                                            ----------------------------------
                                            PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
March 26, 1999